UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2005

Date of Report (Date of earliest event reported)

GARDENBURGER, INC.

(Exact name of registrant as specified in its charter)

Oregon	0-20330	93-0886359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15615 Alton Parkway, Suite 350, Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

(949) 255-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

In connection with its filing of a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on October 14, 2005 (the “Bankruptcy Case”) in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Court”), Gardenburger, Inc. (the “Company”) entered into a Ratification and Amendment Agreement (the “Amendment”) with CapitalSource Finance LLC (“CapitalSource”) as of October 17, 2005.  The Amendment amends the Revolving Credit and Term Loan Agreement dated as of January 10, 2002, as amended by a First Amendment to Revolving Credit and Term Loan Agreement dated as of September 30, 2002, a Second Amendment to Revolving Credit and Term Loan Agreement dated as of December 31, 2002, a Third Amendment to Revolving Credit and Term Loan Agreement dated as of March 31, 2003, a Fourth Amendment to Revolving Credit and Term Loan Agreement dated as of December 29, 2003, a Fifth Amendment to Revolving Credit and Term Loan Agreement dated as of April 8, 2004, a Sixth Amendment to Revolving Credit and Term Loan Agreement dated as of August 13, 2004, a Seventh Amendment to Revolving Credit and Term Loan Agreement dated as of November 29, 2004, an Eighth Amendment to Revolving Credit and Term Loan Agreement dated as of February 18, 2005 and a Ninth Amendment to Revolving Credit and Term Loan Agreement dated as of August 9, 2005 (the “Loan Agreement”).  Under the Amendment, the Company is required to deliver budgets with respect to its expenditure needs while it reorganizes under Chapter 11.  CapitalSource agrees to continue to provide advances to the Company under the Loan Agreement, which advances will be used to finance the Company’s working capital needs in accordance with the expenditure limits set forth in the budgets delivered to CapitalSource.

Pursuant to the Amendment, the Company acknowledges that it has defaulted on its obligations under the Loan Agreement and is unconditionally liable, as of October 14, 2005, for an aggregate unpaid principal amount of $8,026,345.15, accrued and unpaid interest of $31,656.14, and accrued and unpaid fees in the amount of $1,009.87, plus accruing interest (including interest accruing at the default rate under the Loan Agreement), fees, costs, and expenses, including without limitation, reasonable attorneys’ fees and expenses incurred by CapitalSource.  CapitalSource agrees to make loans and other financial accommodations to the Company, as well as forbear from exercising its rights and remedies under the Loan Agreement, until the earliest of (a) the date that the Court terminates the interim financing order pursuant to which the Amendment was entered into, (b) (i) the date that the Bankruptcy Case is converted to one under Chapter 7 of the United States Bankruptcy Code, (ii) the date that the Bankruptcy Case is dismissed, or (iii) the date that a trustee or examiner is appointed without the consent of CapitalSource, (c) the date that the arrangements between the Company and any of Wells Fargo Bank, National Association acting through its operating division, Wells Fargo Business Credit, and GB Retail Funding, LLC (collectively, the “Replacement Lenders”), which will refinance the loans made by CapitalSource to the Company, are terminated or materially modified such that there exists a material risk that the obligations owed by the Company to CapitalSource under the Loan Agreement and the Amendment will not be paid in full to CapitalSource on or before December 15, 2005, (d) the date that any indebtedness or obligation of the Company to any of the Replacement Lenders or any other lender has priority superior or pari passu to any of the obligations owed by the Company to CapitalSource, (e) the date that there is a filing by the

Company of a plan of reorganization that is adverse to CapitalSource in its sole discretion, (f) December 15, 2005, (g) the date that there is a New Default (as defined in the Amendment) by the Company, and (h) the date that any of the Replacement Lenders or Annex Holdings I L.P., a subordinated lender of the Company, challenges or contests the validity of the Amendment, the Loan Agreement, any of the Company’s obligations under the Amendment or the Loan Agreement, or the priority of any lien granted by the Company to CapitalSource.

The foregoing description of the Amendment does not purport to be a complete statement of the parties’ rights under the Amendment and the Loan Agreement, as amended by the Amendment, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Ratification and Amendment dated as of October 17, 2005 by and between Gardenburger, Inc. and CapitalSource Finance LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDENBURGER, INC.

Dated: October 21, 2005	By:	/s/ Scott C. Wallace
Scott C. Wallace
Chief Executive Officer and President

Exhibit Index

Exhibit Number	Description

10.1	Ratification and Amendment dated as of October 17, 2005 by and between Gardenburger, Inc. and CapitalSource Finance LLC